Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of International Tower Hill Mines Ltd. (“the Company”) of our Auditors’ Report, dated August 6, 2008, as previously included with the Company’s Annual Report on Form 20-F, as filed by the Company with the Securities and Exchange Commission on December 15, 2008.

Independent Registered Public Accounting Firm

/s/ MacKay LLP

MacKay LLP

Vancouver, British Columbia

April 10, 2009